EXHIBIT 23.20

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of CPAC, Inc. and Subsidiaries of our report dated June 7, 2006, except for Note 7, as to which the date is June 21, 2006, relating to the consolidated financial statements and financial statement schedule, which appears in CPAC, Inc. and Subsidiaries' Form 10-K for the fiscal year ended March 31, 2006.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Rochester, New York

November 15, 2006

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